Exhibit 10.26.1


                              EMPLOYMENT AGREEMENT

                  Agreement by and between Ben & Jerry's Homemade, Inc. (the "Company"), a Vermont corporation with its principal place of business at Route 100, P.O. Box 240, Waterbury, Vermont 05676, and Bruce Bowman of Columbus, Georgia (The "Executive"), effective as of the 21st day of August, 1995.

         WHEREAS, subject to the terms and considerations hereinafter set forth, the Company wishes to employ the Executive as its Senior Director of Operations and Executive wishes to accept such employment;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree:

          1.   Employment.

     Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment as the Senior Director of Operations, responsible to the Company's Chief Executive Officer and President..

          2.   Term.

     Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term of three (3) years, commencing on the effective date hereof.

          3.   Performance.

     During the term hereof, the Executive shall devote his full time best efforts, business judgement, skill and knowledge to the advancement of the business and interests of the Company.

          4.   Compensation and Benefits.

     As compensation for all services performed by the Executive and subject to performance of the Executive's obligations:

          a. Base Salary. The Company shall pay the Executive a base salary at the rate One Hundred and Sixty Thousand Dollars ($160,000) per annum in accordance with the payroll practices of the Company for its executives, subject to annual merit salary reviews by the Chief Executive Officer.

          b. Annual Incentive Award. The Executive shall be entitled to annual incentive award (the "Incentive Award") payable in cash or Class A common stock as determined by the Chief Executive Officer and President after consultation with the Executive and subject to the approval of the Compensation Committee of the Board of Directors. The amount of the Incentive Award shall be as follows:





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          b.1  1995 Short Year  (August 21 - December  31,  1995) shall be Forty
               Thousand Dollars ($40,000) and payable within thirty days after January 1, 1996. Half of this incentive is guaranteed and intended to compensate the Executive for any earned bonus that was forgone by the Executive by leaving his previous position at his previous employer. The balance of this incentive will be based upon the Executive's progress in addressing goals which cover the first five months at the Company primarily addressing orientation, assessment of the current operations, prioritization and planning of critical work for the operations of the Company and the overall transition of the Executive into the position, as determined upon recommendation of the Chief Executive Officer, subject to the approval of the Compensation Committee of the Board of Directors.

          b.2 1996 and Future Years shall not exceed 35% of the Executive's annual base salary. 25/35% of the Incentive Award will be paid in cash and the balance will be paid in shares of Class A common stock issued under the Company's Restricted Stock Plan. The annual incentive will be paid within sixty days after January 1 of the following year. The specific criteria and objectives shall be established for any year prior to the start of each year and will be mutually agreed upon by the Executive and the Chief Executive Officer and President, subject to the approval of the Compensation Committee of the Board of Directors and the determination as to the amount of the Incentive Award earned will be determined upon recommendation of the Chief Executive Officer, subject to approval of the Compensation Committee.

          c. Stock Options. The Executive shall receive options, which are non-statutory, non-incentive stock options, to purchase 25,000 shares of Class A common stock of the Company exercisable at the market price at the close of business on August 21, 1995, the first day of your employment. The Compensation Committee formally grants the options under the Company's 1995 Equity Incentive Plan (the "Plan"). The options have a term of ten (10) years and become exercisable at the rate of 5, 000 shares a year under the following schedule: 5,000 shares on January 1, 1997, 5,000 shares on January 1, 1998, 5,000 shares on January 1, 1999, 5000 shares on January 1, 2000, and 5,000 shares on January 1, 2001. The full terms of the options shall be set forth in the form of Option Certificate attached as Exhibit A.

          d. Other Benefits. The Executive shall be entitled to participate in any of the employee benefit plans, including medical and life insurance, 401(K) plan, personal time, etc and any other employee benefit plans which effect Executives of the Company, except to the extent that any benefit excludes participation by executives of the Company. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate.

          e. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses of the Executive in the performance of his duties and responsibilities hereunder, subject to reasonable substantiation and documentation.






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          f.   Car  Allowance.   The  Company  typically  only  provides  a  car
               allowance  to  the  field  sales  force,   however,  the  Company
               anticipates that the Executive will frequently travel to the various operations and locations throughout the State of Vermont. The Company will provide the Executive with a car allowance of $542 dollars per month, and reimbursement of 80% of his gasoline expenses. Theses amounts may be subject to taxation under IRS guidelines, most likely reflecting what percentage of the use of the car is for business purposes.

          g. Relocation Expenses. The Company will reimburse the Executive for the following relocation expenses: (i) Closing costs on selling the existing home, including sales commission and legal fees, not to exceed $15,000 dollars (ii) Expenses to move all household goods, not to exceed $8,000 dollars, (iii)Interim living expenses for sixty (60) days, not to exceed $2,000 dollars, (iv) Expenses for up to two (2) house-hunting trips for the Executive and his wife including air fare, lodging, meals and rental car, and (v) Closing costs on any new purchase of the Executive's primary residence, including standard mortgage points (not buy down interest rate expenses) and legal fees, not to exceed $8,500 dollars. The Company is willing to consider reimbursement for any expenses which exceed the limitations listed above, should the cost of relocation increase substantially for unforeseen reasons. All reimbursed amounts will be grossed up for tax purposes.

          5.   Termination of Employment and Severance Benefits.

     The  Executive's   employment   hereunder  shall  terminate  prior  to  the
expiration of the term of this Agreement under the following circumstances:

          a. Death. In the event of the Executive's death during the term hereof, the Company shall pay to the Executive's designated beneficiary or if no beneficiary has been designated by the Executive, to his estate, any Base Salary, bonuses and incentives that are earned but unpaid, pro-rated through the date of his death and payment or reimbursement of business expenses accrued prior to the date of death.

          b. By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon written notice to the Executive setting forth in reasonable detail the nature of such Cause, and the Executive's failure to cure within thirty (30) days. The following, as determined by the Board in its reasonable judgement, shall constitute Cause for termination:

               I. The Executive's willful failure to perform (other than by reason of disability) or negligence (measured against standards generally prevailing in the Company's industry) in the performance of his duties and responsibilities to the Company; or

               ii. Other deliberate willful action by the Executive that is materially harmful to the business, interests or reputation of the Company.





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     Notwithstanding  the foregoing,  the Executive  shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a notice of termination. Upon giving notice of termination of the Executive's employment hereunder for Cause following the Executive's failure to cure, the Company shall have no further obligation or liability to the Executive, other than for business expenses accrued prior to the date of termination. Upon termination of employment for Cause, all options shall terminate.

          c. By the Company other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, then, for a period of one year, the Company shall continue to pay the Executive the Base Salary and Annual Incentive Award at the rate in effect on the date of termination and the prior years Incentive Award and shall continue to contribute, subject to any employee contribution applicable to the Executive on the date of termination, for such one year period, to the cost of the Executive's participation (including his family) in the Company's group medical and hospitalization insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. Upon termination of employment for other than Cause, all options shall terminate.

          6.   Effect of Termination.

     Except for medical and hospitalization insurance coverage continued pursuant to Section 5.c. and options as provided in the Equity Incentive Plan, all benefits shall terminate on termination of the Executive's employment or expiration of this Agreement. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof.

          7.   Confidential Information.

          a. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law) or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

          b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates. Or at such earlier time or times as the Chief Executive Officer or his designee may specify, all Documents that in then in the Executive's possession or control.

          8.   Assignment of Rights to Intellectual Property.

     The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. All copyrightable works that the Executive creates shall be considered "work made for hire".

          9.   Restricted Activities.

     The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:

          a. While the Executive is employed by the Company and for two years after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Subsidiaries within the United States, or within any foreign country in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries.

          b. The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.

          c. The provisions of this Section 9 shall not be deemed to preclude the Executive from employment during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's employment does not relate, directly or indirectly, to such competitive business, and nothing contained in this Section 9 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.

     Without limiting the foregoing, it is understood that the Company shall not be obligated to continue to make the payments specified in Section 5(b) in the event of a material breach by the Executive of the provisions of Sections 7, 8 and 9 of this Agreement, which breach continues without having been cured within 30 days after written notice to the Executive specifying the breach in reasonable detail.




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          10.  Enforcement of Covenants.

     The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 and 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants. The parties further agree that, in the event that any provision of
Section 7, 8 and 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographical area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

          11.  Indemnification.

     The Company shall indemnify the Executive to the extent provided for the Company executive officers in its then current Articles of Incorporation or By-laws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

          12.  Full Settlement.

     Following a termination of employment, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

          13.  Definitions.

     Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 13 and as provided elsewhere herein. For purposes of this Agreement the following definitions apply:

          a. "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries would assist in competition against them. Confidential Information includes without limitation such information relating to (I) the development, research, testing, manufacturing, plant operational processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (ii) the Products and all formulas thereof, (iii) the costs, source of supply, financial performance and strategic plans of the Company and its Subsidiaries, (iv) the identify and special needs of the customers and suppliers of the Company and its Subsidiaries and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with any understanding that it would not be disclosed.

          b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed, or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Products or any prospective activity of the Company and its Subsidiaries.

          c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together will all services provided or planned by the Company or any of its Subsidiaries, during the Executive's employment.

          14.  Withholding.

     All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

          15.  Assignment.

     Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it.

          16.  Severability.

     If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          17.  Waiver.

     No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     18.   Notices.

     Any and all notices, requests, demands and other communications provided for by this Agreement, shall be in writing, and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention Chief Executive Officer and President.

          19.  Entire Agreement.

     This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

          20.  Amendment.

     This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized officer of the Company.

          21.  Governing Law and Consent to Jurisdiction.

     This is a Vermont contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Vermont, without regard to the conflict of laws principles thereof, and any legal proceeding brought in connection with the negotiation, construction or performance of this Agreement or relating to the Executive's relationship with the Company may be initiated solely in the United States District Court of Vermont or the Washington County Superior Court, District of Vermont.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above mentioned.

                                             BEN & JERRY'S HOMEMADE, INC.



___________________________            By:   _____________________________
/s/Bruce Bowman, Executive                   /s/Robert Holland, Jr.,
                                                Chief Executive Officer and
                                                President


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